EXHIBIT 99.2

Statement

Pursuant to §906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, the undersigned officer of Appleton Papers Inc. (the “Company”), hereby certifies that to his knowledge:

(1)  the Company’s Quarterly Report on Form 10-Q for the period ended March 30, 2003 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)  the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

APPLETON PAPERS INC.

Dated: May 12, 2003	/S/ DALE E. PARKER
Name: Dale E. Parker Title: Vice President and Chief Financial Officer Officer

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of the Securities Exchange Act of 1934. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.